EXHIBIT 24

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jeffrey J. Alfano, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Tittle	Date

/s/ A.G. Lowenthal A.G. Lowenthal	Chairman of the Board, Chief Executive Officer, Director (principal executive officer)	May 12, 2020

/s/ J.J. Alfano J.J. Alfano	Chief Financial Officer (principal financial and accounting officer)	May 12, 2020

/s/ E. Behrens E. Behrens	Director	May 12, 2020

/s/ T.M. Dwyer T.M. Dwyer	Director	May 12, 2020

/s/ W. Ehrhardt W. Ehrhardt	Director	May 12, 2020

/s/ P.M. Friedman P.M. Friedman	Director	May 12, 2020

/s/ T.A. Glasser T.A. Glasser	Director	May 12, 2020

/s/ R.S. Lowenthal R.S. Lowenthal	Director	May 12, 2020

/s/ A.W. Oughtred A.W. Oughtred	Director	May 12, 2020

/s/ R.L. Roth R.L. Roth	Director	May 12, 2020

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